Exhibit 10.7

SIENA LENDING GROUP LLC

9 W Broad Street, Fifth Floor

Stamford, CT 06902

as of April 10, 2023

iMedia Brands, Inc.
6740 Shady Oak Road

Eden Prairie, Minnesota 55344

Attention: Chief Financial Officer

Telephone: 952-943-6000

Facsimile: 952-943-6111

Email: mwageman@imediabrands.com

Re:	Agreement re Chief Transformation Officer, Special Committee of Board of Directors and Investment Banker

Ladies and Gentlemen:

Reference is made to (a) that certain Loan and Security Agreement dated as of July 30, 2021 (as amended, restated, supplemented or modified from time to time, the “Loan Agreement”) among IMEDIA BRANDS, INC., a Minnesota corporation (“iMedia”), VALUEVISION INTERACTIVE, INC., a Minnesota corporation (“Value Interactive”), VALUEVISION RETAIL, INC., a Delaware corporation (“Value Retail”), PW ACQUISITION COMPANY, LLC, a Minnesota limited liability company (“PW Acquisition”), FL ACQUISITION COMPANY, a Minnesota corporation (“FL Acquisition”), VALUEVISION MEDIA ACQUISITIONS, INC., a Delaware corporation (“Value Media”), JWH ACQUISITION COMPANY, a Minnesota corporation (“JWH Acquisition”), NORWELL TELEVISION, LLC, a Delaware limited liability company (“Norwell”), 867 GRAND AVENUE LLC, a Minnesota limited liability company (“867 Grand Avenue”), PORTAL ACQUISITION COMPANY, a Minnesota corporation (“Portal” and together with iMedia, Value Interactive, Value Retail, PW Acquisition, FL Acquisition, Value Media, JWH Acquisition, Norwell, 867 Grand Avenue and any other Person who from time to time becomes a Borrower under the Loan Agreement, collectively, the “Borrowers”), VVI FULFILLMENT CENTER, INC., a Minnesota corporation (“VVI Fulfillment”), EP PROPERTIES, LLC, a Minnesota limited liability company (“EP Properties”), IMEDIA&123TV HOLDING GMBH (“iMedia&123tv Holding” and together with VVI Fulfillment, and EP Properties, collectively, the “Guarantors”), SIENA LENDING GROUP LLC, as a lender (“Siena” and together with any other financial institutions who become part to the Loan Agreement referred to below from time to time, each a “Lender” and collectively, the “Lenders”) and SIENA LENDING GROUP LLC, as administrative and collateral agent for the Lenders (in such capacity, the “Agent”) and (b) that certain Forbearance Agreement, Tenth Amendment to Loan and Security Agreement and Amendment to Fee Letter dated as of the date hereof (the “Forbearance Agreement”) among the Loan Parties, Agent and Lenders. Capitalized definitional terms used in this letter agreement (this “Agreement”) and not otherwise defined herein shall have the meanings ascribed to such terms in the Loan Agreement.

In consideration of the agreements set forth in the Loan Agreement and the Forbearance Agreement, Loan Parties, Agent and Lenders hereby agree as follows:

(1)           Independent Directors. Borrowers shall appoint and continue to maintain at all times during the Forbearance Period a special committee of its board of directors (the “Special Committee”) comprised solely of Independent Directors (as herein defined) reasonably acceptable to Agent. The Special Committee shall be comprised of not less than three members. Borrowers shall cause the Special Committee to be maintained at all times during the Forbearance Period (as defined in the Forbearance Agreement). The Special Committee shall be appointed pursuant to, and shall have the power and authority set forth in, the resolution of the board of directors substantially in the form attached hereto as Exhibit A. Such resolution shall remain in full force and effect at all times during the Forbearance Period, and shall not be amended or modified in any respect during the Forbearance Period. For purposes hereof “Independent Director” shall have the meaning set forth on Exhibit B hereof.

(2)           Chief Transformation Officer. Borrowers shall retain and continue to use at all times during the Forbearance Period, a chief transformation officer reasonably acceptable to the Agent (the “CTO”) (it being acknowledged and agreed that Huron Consulting Group is an acceptable chief transformation officer), pursuant to the terms of an engagement letter in form and substance satisfactory to the Agent and Lenders, which shall in any event include the scope and authority set forth on Exhibit C hereto. The CTO’s responsibilities shall be consistent with the engagement letter and Exhibit C hereto, and the CTO shall report directly to the Special Committee. Such engagement and scope and authority shall remain in full force and effect at all times during the Forbearance Period, and shall not be amended or modified in any respect during the Forbearance Period. Agent and Lenders are authorized to communicate directly with the CTO (including, without limitation, without any Loan Party or any member of the Special Committee being present) regarding all matters directly relating to the services to be rendered by the CTO to Loan Parties, including, without limitation, to discuss all financial reports, business information, findings, recommendations and opinions of the CTO. The CTO shall be authorized and requested by Loan Parties to provide Agent and Lenders with copies of all final reports to the Loan Parties prepared by the CTO.

(3)           Investment Banker. No later than ten (10) Business Days following the date hereof, Borrowers shall retain, and thereafter continue to use at all times during the Forbearance Period, an investment banker acceptable to the Agent (the "Banker") (it being acknowledged and agreed that each of Houlihan Lokey and Jeffries is an acceptable investment bank), pursuant to the terms of an engagement letter in form and substance satisfactory to the Agent. The Banker’s responsibilities shall be consistent with the engagement letter, and the Banker shall report directly to the Special Committee. Agent and Lenders are authorized to communicate directly with the Banker (including, without limitation, without any Loan Party or any member of the Special Committee being present) regarding all matters directly relating to the services to be rendered by the Banker to Loan Parties, including, without limitation, to discuss all financial reports, business information, findings, recommendations and opinions of the Banker. The Banker shall be authorized and requested by Loan Parties to provide Agent and Lenders with copies of all final reports to the Loan Parties prepared by the Banker.

(4)           Effect of Agreement. Notwithstanding anything to the contrary in any Loan Document (including, without limitation, Section 7.1 of the Loan Agreement) the Borrowers’ failure to comply in all respects with any covenant in Section (1), (2) or (3) of this Agreement shall constitute an immediate Event of Default. This Agreement is a Loan Document.

(5)           Choice of Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED THEREIN WITHOUT REGARD TO CONFLICT OF LAW PRINCIPLES (EXCEPT SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATION LAW). FURTHER, THE LAW OF THE STATE OF NEW YORK SHALL APPLY TO ALL DISPUTES OR CONTROVERSIES ARISING OUT OF OR CONNECTED TO OR WITH THIS AGREEMENT WITHOUT REGARD TO CONFLICT OF LAW PRINCIPLES (EXCEPT SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATION LAW).

(6)           Counterparts; Facsimile Signatures. This Agreement may be executed in any number of and by different parties hereto on separate counterparts, all of which, when so executed, shall be deemed an original, but all such counterparts shall constitute one and the same agreement. Any signature delivered by a party by e-mail, Docusign, facsimile or other similar form of electronic transmission shall be deemed to be an original signature hereto.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties have entered into this Agreement as of the date first above written.

BORROWERS:

IMEDIA BRANDS, INC.

By:	/s/ Timothy Peterman
Name: Timothy Peterman
Its: CEO

VALUEVISION RETAIL, INC.

By:	/s/ Timothy Peterman
Name: Timothy Peterman
Its: CEO

FL ACQUISITION COMPANY

By:	/s/ Timothy Peterman
Name: Timothy Peterman
Its: CEO

PW ACQUISITION COMPANY, LLC

By:	/s/ Timothy Peterman
Name: Timothy Peterman
Its: CEO

VALUEVISION MEDIA ACQUISITIONS, INC.

By:	/s/ Timothy Peterman
Name: Timothy Peterman
Its: CEO

JWH ACQUISITION COMPANY

By:	/s/ Timothy Peterman
Name: Timothy Peterman
Its: CEO

NORWELL TELEVISION, LLC

By:	/s/ Timothy Peterman
Name: Timothy Peterman
Its: CEO

867 GRAND AVENUE LLC

By:	/s/ Timothy Peterman
Name: Timothy Peterman
Its: CEO

VALUEVISION INTERACTIVE, INC.

By:	/s/ Timothy Peterman
Name: Timothy Peterman
Its: CEO

PORTAL ACQUISITION COMPANY

By:	/s/ Timothy Peterman
Name: Timothy Peterman
Its: CEO

GUARANTORS:

VVI FULFILLMENT CENTER, INC.

By:	/s/ Timothy Peterman
Name: Timothy Peterman
Its: CEO

EP PROPERTIES, LLC

By:	/s/ Timothy Peterman
Name: Timothy Peterman
Its: CEO

IMEDIA&123TV HOLDING GMBH

By:	/s/ Timothy Peterman
Name: Timothy Peterman
Its: Managing Director

SIENA LENDING GROUP LLC, as Agent

By:	/s/ Renee Singer
Name:	Renee Singer
Title:	Authorized Signatory

By:	/s/ Renee Singer
Name:	Steven Sanicola
Title:	Authorized Signatory

SIENA LENDING GROUP LLC, as a Lender

By:	/s/ Renee Singer
Name:	Renee Singer
Title:	Authorized Signatory

By:	/s/ Renee Singer
Name:	Steven Sanicola
Title:	Authorized Signatory

CRYSTAL FINANCIAL SPV LLC, as a Lender

By:	/s/ Mirko Andric
Name:	Mirko Andric
Title:	Senior Managing Director

CRYSTAL FINANCIAL LLC D/B/A SLR CREDIT SOLUTIONS, as a Lender

By:	/s/ Mirko Andric
Name:	Mirko Andric
Title:	Senior Managing Director

NORTH MILL CAPITAL LLC D/B/A SLR BUSINESS CREDIT, as a Lender

By:	/s/ Beatriz Hernandez
Name:	Beatriz Hernandez
Title:	EVP

Exhibit A

Special Committee Charter

IMEDIA BRANDS, INC.

Special Committee Charter

Effective: April 3, 2023

Purpose

The Special Committee (the “Committee”) is appointed by the board of directors (the “Board”) of iMedia Brands, Inc. (the “Company”) to oversee on behalf of the Board, among other things:

•	the Company’s engagement of a financial advisor (the “Financial Advisor”);

•	the activities of the Company’s Chief Transformation Officer (the “CTO”);

•	the Company’s selection and engagement of an investment banker (the “Banker”) to lead the exploration of Strategic Transactions (as defined herein);

•	the Company’s overall balance sheet transformation process, including working capital enhancements, cost reduction initiatives and entry into any material and/or non-ordinary course contractual arrangements; and

•	the Company’s investment and cash management policies and implementation thereof.

•	a potential financial restructuring of the Company and its subsidiaries, including potential strategic transactions, recapitalizations, financings, amendments, waivers, and material sales outside the ordinary course of business, among other transactions (the “Strategic Transactions”).

Consistent with this function, the Committee should encourage continuous improvement of, and foster adherence to, the company’s policies, procedures, and practices at all levels.

Membership

The Committee shall consist of three (3) directors who meet the independence requirements of the Securities and Exchange Commission and the NASDAQ Stock Market applicable to members of the audit committee of the Company. Each independent director shall possess experience with the legal, business, and/or financial considerations that may be relevant or applicable to one or more Strategic Transactions that may be considered. The members of the Committee shall be appointed by and may be replaced by the Board, and the Committee may be dissolved by a vote of the Board. Members of the Board and management may attend Committee meetings by invitation of the Committee. No member of the Committee shall be an executive officer or employee of the Company, nor shall any member have any commercial relationship with the Company. For these purposes, serving as a director of the Company (including receipt of compensation in that capacity) shall not disqualify an individual from serving on the Committee.

Committee members are appointed by the Board to serve until their successors are duly appointed or until their retirement, resignation, death or removal by the Board. One member is appointed by the Board to serve as the Committee’s chairperson.

The initial members of the Committee shall be Landel Hobbs, Jill Frizzley, and Steven G. Panagos.

Authority

The Committee will have the resources and authority necessary to discharge its duties and responsibilities. The Committee shall have the authority, in its sole discretion, to retain or obtain the advice of independent legal, accounting or other advisers, as it deems necessary to carry out its duties, including complete authority to approve their fees and other retention terms. The Committee shall receive appropriate funding from the Company, as reasonably determined by the Committee, for the payment of (i) compensation to any adviser in connection with any Strategic Transaction, including the Financial Advisor and the Banker; (ii) compensation to any outside legal, accounting or other advisers retained by the Committee; and (iii) ordinary administrative expenses of the Committee that are necessary or appropriate in carrying out its duties. Any communications between the Committee and legal counsel in the course of obtaining legal advice will be considered privileged communications of the Company and the Committee will take all necessary steps to preserve the privileged nature of those communications.

The Committee shall have the sole power and authority on behalf of the Board to review, discuss, consider, examine, evaluate, investigate, analyze, assess, explore, respond to, communicate regarding, solicit, pursue, negotiate (or authorize others to negotiate) any Strategic Transaction, including the forms of all requisite documentation or agreements in connection with any Strategic Transaction. The Committee shall additionally have the sole power and authority to recommend, or not recommend, any Strategic Transaction and, if necessary and appropriate, recommend that the Board submit any such Strategic Transaction to the Company’s stockholders for their approval. The Committee shall not have the ability to enter into any such Strategic Transaction without approval of the Board.

The Committee shall have the sole authority and direct responsibility to appoint and retain or replace professionals on behalf of the Company with respect to one or more Strategic Transactions, including the Financial Advisor and the Banker, each at the expense of the Company, as well as to determine its advisors’ compensation and terms of engagement, and to oversee the work of its advisors in connection with its scope of authority. The CTO shall report directly to the Committee and perform his or her activities as directed by the Committee.

Meetings and Communications

The Committee shall meet as often as it determines necessary. The Committee is empowered to hold at any time such meetings as any member of the Committee may deem necessary or appropriate. The Committee will cause to be kept adequate minutes of all its proceedings, and shall report regularly to the Board regarding its actions. The Committee is governed by the same rules regarding meetings (including meetings by conference telephone or other electronic technology), action without meetings, notice, waiver of notice, and quorum and voting requirements as are applicable to the Board.

The Committee is to maintain free and open communications with its and the Company’s advisors, the CTO, and financial and senior management.

The Committee shall make regular reports to the full Board on the results of the Committee’s actions and make such recommendations as deemed appropriate by the Board and/or Committee.

Responsibilities

The Committee is hereby delegated authority on behalf of the Board (collectively, the “Responsibilities”) to hold exclusive authority to:

1.	Oversee the CTO.

2.	Cause the Company to establish an investment and cash management policy for the Company’s cash and investment assets, including with respect to cash disbursements, and to review the Company’s prior investment cash management policies and disbursements, which shall be under the day-to-day supervision of the CTO and the CTO’s designees.

3.	Review and approve modifications of the Company’s investment and cash management policies.

4.	Oversee the CTO’s administration of these policies, including the appointment of investment consultants, advisors, custodians, and managers of the Company’s cash and investment assets, and retain sole authority to approve material disbursements.

5.	Oversee and direct the Company’s efforts to replace its existing current asset-based loan facility (the “ABL”), and make recommendations to the Board regarding any transaction with respect to the Company and its applicable subsidiaries entering-into one more or modifications, amendments, forbearances, and/or refinancings with respect to the ABL.

6.	Oversee the CTO’s efforts to monetize the Company’s assets, including slow moving inventory, its working capital accounts, real estate, intellectual property, or other fixed assets, and recommend any material sales of such assets to the Board.

7.	Oversee the Banker selected by the Board in its assessments of strategic alternatives and “go to market” plan and review the Company’s pursuit of other strategic alternative activities, if any, recommended by the Company’s investment bank.

7.	Be directly responsible for the appointment, compensation, retention and oversight of the work of (i) the Financial Advisor and (ii) the Banker to assist the Company with respect to Strategic Transactions.

8.	Provide guidance and direction on proposed initiatives to improve Company performance with respect to working capital enhancements and cost saving, and other transformational initiatives.

9.	Without limiting the foregoing, oversee and direct the evaluation of Strategic Transactions by the Company and its advisors, and to make recommendations to the Board with respect to the foregoing (and, for the avoidance of doubt, Board approval shall be required for the ultimate disposition of material lines of business).

10.	[Reserved].

11.	Evaluate at least annually the performance of, and make recommendations to the Board and/or any duly appointed Committee of the Board, with respect to the compensation of, the Chief Executive Officer and CTO.

12.	Review and reassess the adequacy of this Charter and recommend any proposed changes to the Board for approval.

13.	Annually review the performance of the advisors.

14.	Causing one or more of the Company’s subsidiaries to act in furtherance of the foregoing.

13.	Any other responsibilities expressly delegated to the Committee by the Board from time to time.

Limitation of Committee’s Role

To the fullest extent permitted by law, each member of the Committee, in exercising such member’s duties hereunder, shall be entitled to rely in good faith on the expertise and knowledge of, and accuracy and completeness of the information, reports, opinions and statements provided to the Committee by, management, officers and employees of the Company, independent auditors, investment advisors, legal counsel, and other advisors in carrying out its oversight responsibilities. It is not the duty of the Committee to plan or conduct audits, determine that the Company’s financial statements and disclosures are complete, accurate, and in accordance with generally accepted accounting principles and applicable rules and regulations, or to make specific investment asset management decisions. These are the responsibilities of the independent auditor and management. Management is also responsible for establishing and maintaining an appropriate system of (i) internal controls and procedures for financial reporting and (ii) disclosure controls and procedures in accordance with applicable law.

The Committee, absent Board approval and/or revisions to this Charter, shall not have the unilateral right to hire, fire or alter the compensation of the Company’s executive officers or to cause the sale or disposition of the Company, whether as a going concern or with respect to all or substantially all of the Company’s assets.

Votes Required for Action

A majority of the members of the Committee shall be present at any meeting of the Committee in order to constitute a quorum for the transaction of business at such meeting, and the act of a majority present shall be the act of the Special Committee.

Access to Information

The Committee and its advisors shall have full access to all information, records and other materials of the Company and its subsidiaries, including any information, records and materials pertaining to any proposed Strategic Transaction. The Company shall cause the officers, management personnel and other employees of the Company and its subsidiaries to cooperate with the Committee (including by attending meetings and discussions with the Committee, at the request of the Committee) and to provide any such information, and take any such actions, as requested by it or its advisors in furtherance of the Committee’s duties.

Indemnification

The Company shall indemnify, defend and hold harmless the members of the Committee, and each of them, to the maximum extent permitted by applicable law, from and against any and all losses, costs, expenses, damages and claims, including but not limited to, attorneys’ fees and expenses and court costs, directly or indirectly incurred by them (or any of them) in connection with their activities as members of the Committee or the activities, decisions or determinations of the Committee and, to the maximum extent permitted by applicable law and as set forth in the Bylaws of the Company, the Company (and its subsidiaries and successors and assigns) shall promptly advance all fees, costs and expenses (including attorneys’ fees) incurred by any such member of the Committee with respect to any and all such claims; provided that the foregoing shall not limit in any way any indemnification that the members of the Committee are otherwise entitled to.

Amendment of Charter

This Charter may be amended by a vote of the full Board.

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Exhibit B

Independent Director

“Independent Director” means a person other than an executive officer or employee of any Loan Party or any other individual having a relationship which, in the opinion of the iMedia’s board of directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. For purposes of this rule, "Family Member" means a person's spouse, parents, children, siblings, mothers and fathers-in-law, sons and daughters-in-law, brothers and sisters-in-law, and anyone (other than domestic employees) who shares such person's home.

The following persons shall not be considered independent:

(A) a director who is, or at any time during the past three years was, employed by a Loan Party;

(B) a director who accepted or who has a Family Member who accepted any compensation from the Loan Parties in excess of $120,000 during any period of twelve consecutive months within the three years preceding the determination of independence, other than the following:

(i) compensation for board or board committee service;

(ii) compensation paid to a Family Member who is an employee (other than an executive officer) of the Loan Parties; or

(iii) benefits under a tax-qualified retirement plan, or non-discretionary compensation.

Provided, however, that in addition to the requirements contained in this paragraph (B), audit committee members are also subject to additional, more stringent requirements under Nasdaq Marketplace Rule 5605(c)(2).

(C) a director who is a Family Member of an individual who is, or at any time during the past three years was, employed by a Loan Party as an executive officer;

(D) a director who is, or has a Family Member who is, a partner in, or a controlling Shareholder or an executive officer of, any organization to which a Loan Party made, or from which a Loan Party received, payments for property or services in the current or any of the past three fiscal years that exceed 5% of the recipient's consolidated gross revenues for that year, or $200,000, whichever is more, other than the following:

(i) payments arising solely from investments in a Loan Party’s securities; or

(ii) payments under non-discretionary charitable contribution matching programs.

Exhibit C

CTO Scope

1.           Provide guidance and oversight to assist the Loan Parties with:

a.           Replacement of Loan Agreement.

b.           Monetization of certain assets (including slow-moving inventory), and/or

c.           Pursuit of other strategic alternatives identified by its Banker.

2.           Evaluate and develop with the Loan Parties, the Banker and other advisors analyses and presentations with respect to strategic alternatives being considered by the Loan Parties;

3.           Assist the Banker and the Loan Parties’ counsel and other advisors in the implementation and execution of the ongoing sale process, including but not limited to design and presentation of material to the Agent and Lenders and investors regarding terms of such sales;

4.           Maintain, with assistance from iMedia’s Treasurer, the Loan Parties’ financial and liquidity planning, including:

a.           Maintain a 13-week cash flow forecast, supporting borrowing base calculation, and variance reporting requirements (i.e., budget versus actuals).

b.           Lead weekly cash management meetings with the Loan Parties;

c.           Lead weekly status updates with the Agent, Lenders and their advisors;

d.           Oversee, in concert with iMedia’s office of the Chief Financial Officer (“CFO”), the management of cash disbursements, including:

i.           Authorization of payments relating to accounts payables and other financial obligations; and

ii.          Communication of past-due payments or expected timing to satisfy past due obligations with third-party vendors.

e.           Reconcile cash between the general ledger and bank balance weekly.

5.           Approve, in consultation with the Special Committee, all negotiations and agreements with each Company's major customers, secured creditors (including the Agent and Lenders), and any other holders of secured or unsecured debt;

6.           Prepare, update, and deliver all information requested by the Agent and Lenders and their advisors under the Loan Documents;

7.           Deliver guidance and direction on proposed initiatives to improve performance with respect to:

a.           Working capital enhancements;

b.           Cost saving and other transformation initiatives; and

c.           Guidance prior to entering any material and/or non-ordinary course contractual agreements.

8.           Monitor the Loan Parties’ activities and communications with its outside accounting firm.

9.           Assist in negotiations/communications with its key constituents.

10.         Provide such other services as requested by the Special Committee and agreed by the CTO.